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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name                 Jurisdiction of Organization
---------------                 ----------------------------
SS&C Ventures, Inc.             Connecticut

SS&C Pacific, Inc.              Delaware

SS&C Technologies Limited       United Kingdom

SS&C Technologies Sdn. Bhd.     Malaysia

SS&C Technologies B.V.          Netherlands

Shepro Braun Systems, Inc.      Illinois

Quantra Software Corporation    Delaware

Savid International Inc.        New Jersey

The Savid Group, Inc.           New York

HedgeWare, Inc.                 Delaware

The Brookside Corporation       Rhode Island

SS&C Technologies PTE Ltd.      Singapore

SS&C Technologies, KK           Japan

SSC Direct.com, Inc.            Delaware